WRITTEN CONSENT TO RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                    GREAT AMERICAN RESERVE INSURANCE COMPANY

      The undersigned, being all of the members of the Board of Directors of Great American Reserve Insurance Company (the "Company"), hereby unanimously consent to the adoption of the following resolutions without a meeting of the Board of Directors of the Company:

      RESOLVED, that the Company develop and implement a program for the offer and sale of individual and group variable annuity contracts (the "Contracts") to be issued by the Company; and

      RESOLVED, that the Company establish a separate account pursuant to the Texas Insurance Code, said separate account being designated "Great American Reserve Variable Account E" (the "Variable Account"); and

      RESOLVED, that the filing with the U.S. Securities and Exchange Commission of a Form N-4 registration statement for the Variable Account and Contracts, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

      RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 8 of the Investment Company Act of 1940 ("1940 Act"), registering the Variable Account as a unit investment trust under said Act, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

      RESOLVED, that the filing with the U.S. Securities and Exchange Commission of applications and amendments thereto for exemptions from Sections 26 and 27 of the 1940 Act and such other sections of the 1940 Act and rules thereunder as may be necessary or appropriate, including any exemptive relief that may be necessary in conjunction with the assessment of mortality and expense risk charges and deductions, are hereby authorized and approved; and

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take all actions necessary to maintain the registration of the Variable Account as a unit investment trust under the 1940 Act, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: determining that the fundamental investment policy of the Variable Account shall be to invest and reinvest its assets in securities issued by such open-end management investment companies registered under the 1940 Act as the officers may designate consistent with provisions of the Contracts issued by the Company; establishing one or more sub-accounts of the Variable Account to which payments under the Contracts will be allocated in accordance with that received from Contract Owners or Participants; reserving to the officers the authority to increase or decrease the number of sub-accounts in the Variable Account as they deem necessary or appropriate; and investing each sub-account only in shares of a single investment company or a single portfolio of an investment company organized as a series fund pursuant to the 1940 Act; the aforesaid being subject to the commencement of the Variable Account's operations as a unit investment trust which invests in shares of one or more portfolios of the Conseco Series Trust; and

RESOLVED, that in connection with the Variable Account and the offer and sale of Contracts, the officers of the Company be, and each of them hereby is, authorized to execute and file with such authorities of the states of the United States of America, and to take such related actions as they deem necessary or appropriate to carry out the foregoing: such applications, notices, certificates, affidavits, powers of attorney, consents of service of process, covenants of an issuer, bonds, escrow and impending agreements, and other writing and instruments as may be necessary or appropriate in order to render permissible the offering and sale of Contracts in any jurisdiction within the United States of America; the forms of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to above be, and the same hereby are, adopted by the Board of Directors as if such resolutions were fully set forth herein if (i) in the opinion of the officers of the Company, the adoption of such resolutions is necessary or advisable, and (ii) the Secretary or any Assistant Secretary of the Company evidences the adoption of any such resolution by filing a copy of such resolution with this Written Consent; and

      RESOLVED, that the officers of the Company be and hereby are authorized to take such further action and to execute such additional documents as they deem necessary or appropriate to effectuate the purposes of the foregoing resolutions.

      The resolutions adopted pursuant to this Written Consent shall be effective as of November 12, 1993.


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Ngaire E. Cuneo                           Stephen C. Hilbert


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Rollin M. Dick                            Lawrence W. Inlow


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Donald F. Gongaware                       Lynn C. Tyson